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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Waddell & Reed Financial, Inc.

        We consent to the incorporation by reference in the Registration Statements No. 333-65827 and 333-44528 on Forms S-8 and No. 333-43862 on Form S-3 of Waddell & Reed Financial, Inc. of our report dated March 14, 2005, with respect to the consolidated balance sheets of Waddell & Reed Financial, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004 which report appears in the December 31, 2004 Annual Report on Form 10-K of Waddell & Reed Financial, Inc.

/s/ KPMG LLP

Kansas City, Missouri
March 14, 2005

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Consent of Independent Registered Public Accounting Firm